Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Settlement Agreement”) is made and entered into as of this 2nd day of August, 2013, by and between CohnReznick LLP, f/k/a J.H. Cohn, LLP, in its capacity as Plan Administrator (the “Plan Administrator”) under the Joint Second Amended Chapter 11 Plan of Liquidation of the Debtors and Official Committee of Unsecured Creditors (the “Plan”), and Wright Investors’ Service Holdings, Inc., f/k/a National Patent Development Corp. (“National Patent”).  The Plan Administrator and National Patent are collectively referred to as the “Parties” and each is referred to as a “Party.”

Recitals

R-1.           On May 17, 2011 (the “Petition Date”), voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of South Carolina (the “Bankruptcy Court”) were filed by The Merit Group, Inc., n/k/a TMG Liquidation Company, Merit Transportation, Inc., n/k/a MTrans Liquidation Company, Merit Sundries, LLC, n/k/a MP Sundries Liquidation Company, Merit Supply Company, LLC, n/k/a MSupply Liquidation Company, Merit Pro Finishing Tools, LLC, n/k/a MPFT Liquidation Company, Five Star Products, Inc., n/k/a FSP Liquidation Company, and Five Star Group, Inc., n/k/a FSG Liquidation Company (collectively, the “Debtors”).  The Chapter 11 cases were designated as Complex Chapter 11 Cases pursuant to Local Rule 2081-2 and jointly administered under Lead Case No. 11-03216-hb (the “Bankruptcy Cases”).

R-2.           On May 23, 2011, the Official Committee of Unsecured Creditors (the “Committee”) was appointed in the Bankruptcy Cases.

R-3.           On December 14, 2011, a Complaint to Avoid Fraudulent Transfers and for Breach of Fiduciary Duty (the “Complaint”) was filed by the Committee against National Patent and certain individual defendants, thereby initiating Adversary Proceeding No. 11-80212 in the Bankruptcy Court (the “Adversary Proceeding” or “Adv. Proc.”).  Count One of the Complaint consisted of a claim against National Patent to avoid and recover an allegedly fraudulent transfer relating to the purchase price that was paid by the Debtors for the stock of National Patent’s wholly-owned subsidiary, Five Star Products, Inc., the holding company and sole stockholder of Five Star Group, Inc. (collectively, “Five Star”) (i.e., the “2009 Five Star Transaction”).

R-4.           On December 16, 2011, an Order was entered by the Bankruptcy Court confirming the Plan.  Pursuant to Article IV of the Plan, the Plan has been administered by the Plan Administrator who, as of the Effective Date (as defined in the Plan), was vested with all rights and powers of the Debtors (as defined in the Plan), the Post-Confirmation Debtors (as defined in the Plan), and the Estates (as defined in the Plan).  The appointment of the Plan Administrator was approved by the Bankruptcy Court on December 16, 2011.  Pursuant to Articles IV(B) and IX(C) of the Plan, upon occurrence of the Effective Date, all Causes of Action (as defined in the Plan) of any of the Debtors or the Estates, including those relating to the 2009 Five Star Transaction, were retained for enforcement by the Post-Confirmation Debtors and the Estates, with the Plan Administrator vested with the exclusive power to prosecute, settle, and/or release the Causes of Action subject to certain required approvals (where applicable).  The Plan became effective on December 22, 2011.

R-5.           On July 26, 2012, an Order was entered by the Bankruptcy Court substituting the Plan Administrator for the Committee as the plaintiff in the Adversary Proceeding (Adv. Proc., Docket No. 83).

R-6.           On January 23, 2013, a second complaint against National Patent was filed by the Plan Administrator in the Bankruptcy Court (Adv. Proc. No. 13-80009) (the “Indemnity Complaint” and together with the Complaint, the “Complaints” and/or the “Adversary Proceedings”) for breach of the Stock Purchase Agreement dated November 24, 2009 (the “SPA”), alleging that National Patent had failed to indemnify the Plan Administrator for certain tax obligations that had accrued prior to the SPA’s January 15, 2010 closing.

R-7.           At various points during the pendency of the Adversary Proceedings, the Parties   engaged in settlement discussions but were unable to reach an agreement.  On May 30, 2013, the Joint Motion for Mediation (Adv. Proc., Docket No. 187) was filed requesting that the Bankruptcy Court, inter alia, permit the Parties to enter into non-binding mediation under the supervision of Hon. John E. Waites.  The Consent Mediation Order was entered on June 5, 2013 (Adv. Proc., Docket No. 196), and amended on June 17, 2013 (Adv. Proc., Docket No. 208).  On July 23, 2013, the mediation took place and a settlement was reached by the Parties with Judge Waites’s approval.

R-8.           National Patent denies any liability to the Plan Administrator, denies that it is subject to any valid claim relating to the 2009 Five Star Transaction, and has vigorously defended, and/or absent a settlement would intend to vigorously defend, against the Complaints.

R-9.           While the Parties strongly disagree as to the merits of the claims asserted in the Complaints, they both wish to avoid the costs and uncertainties of continued litigation.  Indeed, a central premise of the settlement is the avoidance of such costs and uncertainties and the resolution of all claims, known or unknown, relating to the 2009 Five Star Transaction.

R-10.         The settlement was reached in good faith and the Parties had the benefit of the advice of counsel.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Recitals.  The recitals to this Settlement Agreement are incorporated into and made a substantive part of this Settlement Agreement.

2.           Stay Proceedings.  The Parties shall cooperate as they deem appropriate to stay the Adversary Proceedings pending the settlement contemplated by and set forth in this Settlement Agreement.

3.           Approval.  The Plan Administrator shall file a motion to approve this Settlement Agreement pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure (the “Settlement Motion”), with the appropriate notice, by no later than August 9, 2013.  A proposed order approving the relief to be requested in the Settlement Motion (the “Proposed Order”) shall be filed contemporaneously therewith.  The Proposed Order shall be in a form agreed upon by the Parties in the form attached hereto as Exhibit A.

4.           No Admission of Liability.  The Parties acknowledge and agree that National Patent does not, by entering into this Settlement Agreement, admit any liability to the Plan Administrator or to anyone else, and that liability of any kind, either to each other or third parties, is expressly denied.  Neither this Settlement Agreement nor the consideration recited in it may be used as evidence of any liability or admission against National Patent or as an admission by National Patent as to the existence or validity of any claims against National Patent.

5.             Payment.  National Patent shall pay to the Plan Administrator, by wire transfer, the sum of Two Million Three Hundred and Seventy-Five Thousand Dollars ($2,375,000.00) (the “Settlement Amount”) in full settlement of, without limitation, the claims asserted in the Complaints as well as any and all other claims relating to the 2009 Five Star Transaction.  The Settlement Amount shall not be subject to any claims of setoff, recoupment, or similar claims by National Patent.  Payment of the Settlement Amount shall be conditioned upon entry of an order approving the Settlement Motion by the Bankruptcy Court that is in a form acceptable to National Patent and in substantially the same form as the Proposed Order (the “Approval Order”).  The Settlement Amount shall be payable in full within fifteen (15) calendar days of the Approval Order becoming a final, non-appealable order (a “Final Order”).  For the purposes of this Settlement Agreement the Approval Order becomes a Final Order when:  (a) the time for appeal under Rule 8002 of the Federal Rules of Bankruptcy Procedure has expired, or (b) if an appeal of the Approval Order is taken to the United States District Court for the District of South Carolina, then the time period to appeal has lapsed under Rule 4 of the Federal Rules of Appellate Procedure, or (c) if an appeal of the Approval Order is taken to the United States Court of Appeals for the Fourth Circuit, the time to request a rehearing, a rehearing en banc, or to file a petition for a writ of certiorari to the United States Supreme Court has expired pursuant to Rules 35, 40, and 41 of the Federal Rules of Appellate Procedure and the Local Rules of the Fourth Circuit, or (d) if an appeal of or petition for a writ of certiorari concerning the Approval Order is taken to the United States Supreme Court, the time to file a petition for rehearing under Rule 44 of the Supreme Court Rules of Procedure has expired.

6.             Releases.

a.           Release of National Patent by Debtor Parties.  Subject to the provisions hereof, effective upon execution of this Settlement Agreement by the Parties, entry of a Final Order, and receipt of the Settlement Amount by the Plan Administrator, the Debtors, the Post-Confirmation Debtors, the Estates, and the Plan Administrator (collectively, the “Debtor Parties”) do hereby release, acquit, and forever discharge National Patent and National Patent’s affiliates, as well as their respective officers, directors, employees, agents, and professionals (collectively, “National Patent Parties”), from any and all demands, claims, actions, causes of action, rights, debts, liabilities, obligations, contracts, suits, damages, controversies, and expenses of any kind or nature whatsoever, at law or in equity, whether known or unknown, contingent or non-contingent, suspected or unsuspected that any of the Debtors, the Post-Confirmation Debtors, the Estates, the Committee (as the former plaintiff in the Adversary Proceeding and as dissolved in Article IV(C) of the Plan), or the Plan Administrator now have, or ever will have, against any or all of the National Patent Parties from the beginning of time including, but not limited to, (i) the Complaints, (ii) Avoidance Actions (as defined in the Plan), (iii) Causes of Action and other claims addressed in Articles IV and IX of the Plan, and (iv) all other claims asserted, or which could have been asserted, by any of the Debtor Parties or the Committee against the National Patent Parties by the Plan Administrator.

b.           Release of Debtor Parties by National Patent.  Subject to the provisions hereof, effective upon execution of this Settlement Agreement, entry of a Final Order, and receipt of the Settlement Amount by the Plan Administrator, National Patent, on behalf of itself and each of the National Patent Parties, does hereby release, acquit, and forever discharge the Debtor Parties from any and all demands, claims, actions, causes of action, rights, debts, liabilities, obligations, contracts, suits, damages, controversies, and expenses of any kind or nature whatsoever, at law or in equity, whether known or unknown, contingent or non-contingent, suspected or unsuspected that National Patent or any of the National Patent Parties now have, or ever will have, against any or all of the Debtor Parties including, but not limited to, (i) any claims arising out of or in connection with the Complaints and (ii) all other claims asserted, or which could have been asserted, by the National Patent Parties.

c.           Breach.  The above releases shall not prevent any claim for breach of this Settlement Agreement.

7.           Dismissal of the Complaints.  Upon Bankruptcy Court approval of this Settlement Agreement by entry of a Final Order, and after receipt of the Settlement Amount, the Plan Administrator and National Patent, through their respective counsel, shall execute and the Plan Administrator shall file joint stipulations dismissing the Complaints with prejudice pursuant to Rule 7041(a)(1)(A)(i) of the Federal Rules of Bankruptcy Procedure, in the forms attached to this Settlement Agreement as Exhibits B and C.  These stipulations of dismissal shall be filed by no later than ten (10) days after the Plan Administrator’s receipt of the Settlement Amount.  Each of the Parties shall bear its own respective legal fees and expenses in connection with this Settlement Agreement and the dismissal of the Complaints.

8.           Jurisdiction.  Any challenge to, claim arising out of or respecting, or action for breach of this Settlement Agreement shall be brought only in the Bankruptcy Court, which shall retain jurisdiction to enforce this Settlement Agreement, and the Debtors, Plan Administrator, and National Patent submit to the jurisdiction of the Bankruptcy Court for such purpose.

9.           Counterparts.  This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be treated in all manner and respects as a binding and original document, and the signature of any Party shall be considered for these purposes as an original signature.

10.          Authority.  The signatories to this Settlement Agreement represent and warrant that they have the power and express authority to bind and sign on behalf of the Parties for which they have signed, provided that the Plan Administrator’s authority is subject to the approval of the Bankruptcy Court.

11.           Entire Agreement.  This Settlement Agreement constitutes the entire agreement among the Parties hereto with respect to its subject matter and supersedes and replaces all prior negotiations, proposed agreement or agreements, written or oral, relative thereto.

12.           Applicable Law.  This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

13.           Amendment.  This Settlement Agreement may not be amended, altered, modified or otherwise changed except in a writing executed by all Parties hereto and expressly stating that it is an amendment to this Settlement Agreement.

14.           Bankruptcy Court Approval.  The Parties expressly acknowledge that this Settlement Agreement is subject to Bankruptcy Court approval.  If the Bankruptcy Court does not enter an Order approving this Settlement Agreement within sixty (60) days of the date of this Settlement Agreement, then this Settlement Agreement shall be null and void and of no legal effect and the Parties shall be returned to their positions immediately prior to executing this Settlement Agreement, with all rights, defenses, and arguments of the Parties preserved to the fullest extent.

15.           Binding Agreement.  This Settlement Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

WHEREAS, the Parties hereby execute this Settlement Agreement as of the date first written above.

Witness:	CohnReznick LLP, as Plan Administrator

/s/ Jenna Voss	By:	/s/ Clifford A. Zucker
Name: Jenna Voss		Name: Clifford A. Zucker
Title: Partner

Witness:	Wright Investors’ Service Holdings, Inc.,
f/k/a National Patent Development Corp.

/s/ Ira J. Sobotko	By:	/s/ Harvey P. Eisen
Name: Ira J. Sobotko		Name: Harvey P. Eisen
Title: President and CEO

EXHIBIT A

UNITED STATES BANKRUPTCY COURT
DISTRICT OF SOUTH CAROLINA

 Case Number: 11-03216-hb
Adversary Proceeding Number: 11-80212-hb
Adversary Proceeding Number: 13-80009-hb

ORDER APPROVING SETTLEMENT MOTION

The relief set forth on the following pages, for a total of 3 pages including this page, is hereby ORDERED.

UNITED STATES BANKRUPTCY COURT
DISTRICT OF SOUTH CAROLINA

In re: TMG Liquidation Company, et al., 1 Debtors.	Chapter 11 Case No. 11-03216-hb
COHNREZNICK LLP, as Plan Administrator, on behalf of the estates of the above-captioned Debtors, Plaintiff, v. WRIGHT INVESTORS’ SERVICE HOLDINGS, INC., Defendant.	Adv. Proc. No. 11-80212-hb Adv. Proc. No. 13-80009-hb

ORDER GRANTING MOTION OF PLAN ADMINISTRATOR
 FOR APPROVAL OF SETTLEMENT OF CLAIMS AGAINST WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

THIS MATTER, having come before the Court on the Motion of Plan Administrator for Approval of Settlement of Claims against Wright Investors’ Service Holdings, Inc. [Docket No. ____] (the “Motion”),2 and the Court having considered the Motion and any opposition thereto, if any, and it appearing that the relief requested is in the best interests of the Debtors’ estates and their creditors; this Court has jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and this matter is a core proceeding within the meaning of 28 U.S.C. §§ 157(b)(2)(A), (B), and (O); and the Court having further determined that notice of the Motion and the opportunity for a hearing has been provided as required and no other or further notice need be given; and based upon the record of these cases and this proceeding, good and sufficient cause exists for granting the relief requested in the Motion;

1  The Debtors and the last four digits of their respective tax identification numbers are: TMG Liquidation Company (4224); MTrans Liquidation Company (9048); MP Sundries Liquidation Company, LLC (8882); MSupply Liquidation Company, LLC (5878); MPFT Liquidation Company, LLC (8544); FSP Liquidation Company (9186); and FSG Liquidation Company (3506).

2 Capitalized terms not defined herein shall have the meaning ascribed to them in the Motion.

2

IT IS HEREBY ORDERED THAT:

1.	The Motion is GRANTED; and

2.           The Settlement Agreement attached as Exhibit A to the Motion is hereby approved in its entirety.

3.           The Court shall retain jurisdiction to hear and determine any matter that may arise from or relate to implementation of this Order.

AND IT IS SO ORDERED.

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EXHIBIT B

UNITED STATES BANKRUPTCY COURT
DISTRICT OF SOUTH CAROLINA

In re: TMG Liquidation Company, et al., 1 Debtors.	Chapter 11 Case No. 11-03216-hb
COHNREZNICK LLP, as Plan Administrator, on behalf of the estates of the above-captioned Debtors, Plaintiff, v. WRIGHT INVESTORS’ SERVICE HOLDINGS, INC., Defendants.	Adv. Proc. No. 11-80212-hb

STIPULATION OF DISMISSAL WITH PREJUDICE

Plaintiff, CohnReznick LLP (f/k/a J.H. Cohn, LLP), as Plan Administrator, on behalf of the estates of the above-captioned debtors, and Defendant, Wright Investors’ Service Holdings, Inc., by and through their respective undersigned counsel, hereby stipulate that the Complaint in this Adversary Proceeding shall be dismissed, with prejudice, pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii), made applicable herein by Rule 7041 of the Federal Rules of Bankruptcy Procedure, with each party bearings its own costs.

1  The debtors and the last four digits of their respective tax identification numbers are: TMG Liquidation Company (4224); MTrans Liquidation Company (9048); MP Sundries Liquidation Company, LLC (8882); MSupply Liquidation Company, LLC (5878); MPFT Liquidation Company, LLC (8544); FSP Liquidation Company (9186); and FSG Liquidation Company (3506).

Dated:  ___________, 2013

MCCARTHY LAW FIRM, LLC

/s/ Daniel J. Reynolds, Jr.
G. William McCarthy, Jr., Dist. ID# 2762
Daniel J. Reynolds, Jr., Dist. ID# 9232
1517 Laurel Street (29201)
P. O. Box 11332
Columbia, SC 29211-1332
(803) 771-8836 Telephone
(803) 753-6960 Facsimile

- and -

COLE, SCHOTZ, MEISEL,
FORMAN & LEONARD, P.A.
Irving E. Walker, Esq.
G. David Dean, Esq.
300 E. Lombard Street, Suite 2000
Baltimore, MD 21202
(410) 528-2971 Telephone
(410) 230-0667 Facsimile

Attorneys for Plaintiff

/s/  Marilyn E. Gartley
Marilyn E. Gartley, Dist. ID# 9828
P.O. Box 76
Columbia, SC  29202-0076
(803) 252-8600 Telephone
(803) 256-0950 Facsimile

/s/  Beattie B. Ashmore
Beattie B. Ashmore, Dist. ID# 5215
650 East Washington Street
Greenville, SC  29601
(864) 467-1001 Telephone

/s/  James F. Bendernagel, Jr
James F. Bendernagel, Jr.
Sidley Austin LLP
1501 K Street, N.W.
Washington, DC  20005
(202) 736-8136 Telephone

Attorneys for Defendant Wright Investors’
   Service Holdings, Inc.

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EXHIBIT C

UNITED STATES BANKRUPTCY COURT
DISTRICT OF SOUTH CAROLINA

In re: TMG Liquidation Company, et al., 1 Debtors.	Chapter 11 Case No. 11-03216-hb
COHNREZNICK LLP, as Plan Administrator, on behalf of the estates of the above-captioned Debtors, Plaintiff, v. WRIGHT INVESTORS’ SERVICE HOLDINGS, INC., Defendants.	Adv. Proc. No. 13-80009-hb

STIPULATION OF DISMISSAL WITH PREJUDICE

Plaintiff, CohnReznick LLP (f/k/a J.H. Cohn, LLP), as Plan Administrator, on behalf of the estates of the above-captioned debtors, and Defendant, Wright Investors’ Service Holdings, Inc., by and through their respective undersigned counsel, hereby stipulate that the Complaint in this Adversary Proceeding shall be dismissed, with prejudice, pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii), made applicable herein by Rule 7041 of the Federal Rules of Bankruptcy Procedure, with each party bearings its own costs.

1  The debtors and the last four digits of their respective tax identification numbers are: TMG Liquidation Company (4224); MTrans Liquidation Company (9048); MP Sundries Liquidation Company, LLC (8882); MSupply Liquidation Company, LLC (5878); MPFT Liquidation Company, LLC (8544); FSP Liquidation Company (9186); and FSG Liquidation Company (3506).

Dated:  ___________, 2013

MCCARTHY LAW FIRM, LLC

/s/ Daniel J. Reynolds, Jr.
G. William McCarthy, Jr., Dist. ID# 2762
Daniel J. Reynolds, Jr., Dist. ID# 9232
1517 Laurel Street (29201)
P. O. Box 11332
Columbia, SC 29211-1332
(803) 771-8836 Telephone
(803) 753-6960 Facsimile

- and -

COLE, SCHOTZ, MEISEL,
FORMAN & LEONARD, P.A.
Irving E. Walker, Esq.
G. David Dean, Esq.
300 E. Lombard Street, Suite 2000
Baltimore, MD 21202
(410) 528-2971 Telephone
(410) 230-0667 Facsimile

Attorneys for Plaintiff

/s/  Marilyn E. Gartley
Marilyn E. Gartley, Dist. ID# 9828
P.O. Box 76
Columbia, SC  29202-0076
(803) 252-8600 Telephone
(803) 256-0950 Facsimile

/s/  Beattie B. Ashmore
Beattie B. Ashmore, Dist. ID# 5215
650 East Washington Street
Greenville, SC  29601
(864) 467-1001 Telephone

/s/  James F. Bendernagel, Jr
James F. Bendernagel, Jr.
Sidley Austin LLP
1501 K Street, N.W.
Washington, DC  20005
(202) 736-8136 Telephone

Attorneys for Defendant Wright Investors’
   Service Holdings, Inc.

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